Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2023 relating to the financial statements of Zevia PBC and its subsidiary, appearing in the Annual Report on Form 10-K of Zevia PBC for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Los Angeles, California

August 8, 2023